United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2021
Salarius Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36812 (Commission File Number)	46-5087339 (I.R.S. Employer Identification No.)

    2450 Holcombe Blvd.
    Suite X
    Houston, TX     77021
    (Address of principal executive offices)    (Zip Code)

(832) 834-6992
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SLRX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).                             Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.
On March 4, 2021, Salarius Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with the several underwriters named in the Underwriting Agreement (collectively, the “Underwriters”) for whom Ladenburg Thalmann & Co. Inc. is acting as representative, relating to the public offering (the “Offering”) by the Company of 14,614,541 shares of its common stock, par value $0.0001 per share (the “Common Stock”), at an offering price to the public of $1.3685 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to an additional 2,192,181 shares of Common Stock, which option was exercised in full on March 8, 2021. The Offering closed on March 8, 2021, resulting in approximately $20.9 million of net proceeds to the Company, after deducting underwriting discounts and commissions and estimated offering expenses. The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-231010), which was filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2019 and declared effective by the Commission on May 17, 2019, including the related prospectus dated May 17, 2019, as supplemented by a prospectus supplement dated March 4, 2021. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Underwriting Agreement. A copy of the legal opinion relating to the legality of the issuance and sale of Common Stock in the Offering is attached hereto as Exhibit 5.1.
On March 4, 2021, the Company issued a press release announcing the pricing of the Offering, and on March 8, 2021, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, March 4, 2021, between Salarius Pharmaceuticals, Inc. and Ladenburg Thalmann & Co. Inc., as representative of the several underwriters.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

99.1	Pricing Press Release dated March 4, 2021.

99.2	Closing Press Release dated March 8, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 8, 2021            SALARIUS PHARMACEUTICALS, INC.

By: /s/ Mark J. Rosenblum
Mark J. Rosenblum
Executive Vice President and
Chief Financial Officer

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